UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2017

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

RPO Box 60610 Granville Park, Vancouver, BC  V6H 4B9 Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

 Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 1.01 Entry into a Material Definitive Agreement.

                On August 9, 2017 (executed in Australia), Nation Energy Inc. (“Nation”), and Nation Energy (Australia) Pty Ltd (“Nation Australia”), a wholly owned subsidiary of Nation, entered into a Settlement Agreement and Release of All Claims (the “Settlement Agreement”) with Paltar Petroleum Limited (“Paltar”) and Paltar’s wholly owned subsidiary Officer Petroleum Ltd. (“Officer”).  Also on August 9, 2017 (executed in Australia), Nation Australia executed two surrenders as required by the Settlement Agreement: a Surrender and Cancellation of Earning Agreements with Paltar and a Surrender and Cancellation of EP 468 Earning Agreement with Officer (collectively, the “Surrenders”).  The Settlement Agreement calls for Nation to receive a 5% overriding royalty on production from certain lands in Australia and to issue shares of Nation common stock, as described below.

Under the Settlement Agreement, the parties agreed that:  (a) Nation Australia would surrender all of its rights under the six May 31, 2016 earning agreements with Paltar and the May 31, 2016 earning agreement with Officer (collectively, the “Earning Agreements”) by executing surrender instruments to that effect; (b) the parties would undertake a debt-for-equity exchange, whereby certain damages and debts owed by Nation Australia to Paltar and Officer will be converted at a rate of $0.05 per share into a total of 627,833,445 shares of common stock of Nation to be issued to Paltar; (c) Nation is to receive a 5% overriding royalty from Paltar on the following hydrocarbon production:  (I) all hydrocarbon production from the lands previously subject to the EP 231, EP 232, EP 234 and EP 237 Earning Agreements, (II) all hydrocarbon production from the lands in the EP 136 and EP 143 exploration blocks that were designated as “Paltar Blocks” in the Joint Venture and Operating Agreement dated 16 September 2011 between Paltar and Sweetpea Petroleum Pty Limited, and (III) all hydrocarbon production from the lands subject to current and any future applications for exploration permits in Australia that have been submitted or are submitted in the future by Paltar or Officer; and (d) the Third Amended and Restated Agreement dated August 30, 2015 between Nation and Paltar, as it has been further amended, is terminated.

Paltar is the majority shareholder of Nation.  Nation Australia had previously received notices of default dated July 10, 2017 from Paltar and Officer pursuant to each of the seven Earning Agreements. The defaults consisted of failures to pay required amounts defined as “Work Permit Expenditures” in the Earning Agreements. Under the Earning Agreements, Nation Australia had thirty (30) days in which to cure such defaults.  Nation Australia was not able to cure such defaults; however, Nation Australia was able to reach the settlement with Paltar and Officer set forth in the Settlement Agreement.

The description above is a summary and is qualified in its entirety by the agreements filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

                As part of the Settlement Agreement, the Earning Agreements between Nation Australia and Paltar and Officer were terminated, and Nation Australia surrendered all of its rights under the Earning Agreements. Also, the Third Amended and Restated Agreement dated August 30, 2015 between Nation and Paltar, as it had been further amended, was terminated.  See the disclosure in Item 1.01 for a further summary.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number                Description

10.1                                        Settlement Agreement and Release of All Claims dated August 9, 2017, among Nation Energy Inc., Nation Energy (Australia) Pty Ltd, Paltar Petroleum Limited and Officer Petroleum Ltd.

10.2                                        Surrender and Cancellation of Earning Agreements dated August 9, 2017, between Nation Energy (Australia) Pty Ltd. and Paltar Petroleum Limited.

10.3                                        Surrender and Cancellation of EP 468 Earning Agreement dated August 9, 2017, between Nation Energy (Australia) Pty Ltd. and Officer Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

 /s/  Carmen J. Lotito

By:  Carmen J. Lotito

        Chief Operating Officer

Date:  August 14, 2017

EXHIBIT INDEX

Exhibit Number                Description

10.1                                        Settlement Agreement and Release of All Claims dated August 9, 2017, among Nation Energy Inc., Nation Energy (Australia) Pty Ltd, Paltar Petroleum Limited and Officer Petroleum Ltd.

10.2                                        Surrender and Cancellation of Earning Agreements dated August 9, 2017, between Nation Energy (Australia) Pty Ltd. and Paltar Petroleum Limited.

10.3                                        Surrender and Cancellation of EP 468 Earning Agreement dated August 9, 2017, between Nation Energy (Australia) Pty Ltd. and Officer Petroleum Ltd.

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